Exhibit 10.2

NATIONAL COMMERCE CORPORATION

DEFERRAL OF COMPENSATION PLAN

(Effective February 28, 2012)

TABLE OF CONTENTS

ARTICLE I	PURPOSE AND ADOPTION OF PLAN	1

1.1 Adoption		1
1.2 Purpose		1

ARTICLE II	DEFINITIONS	1

ARTICLE III	ELIGIBILITY AND PARTICIPATION	4

3.1 Participation.		4
3.2 Modification of Eligibility Criteria.		4
3.3 Discontinuance of Participation Upon a Separation from Service.		4

ARTICLE IV	ELECTION FOR DEFERRAL OF PAYMENT	4

4.1 Participant Deferrals.		4
4.2 Account.		4
4.3 Timing and Effect of Deferral Election.		5
4.4 Cancellation of Deferral Election.		6
4.5 Distribution Election - Form and Timing of Payments.		6

ARTICLE V	CREDITING AND DEBITING OF ACCOUNTS	6

5.1 Interest Credit.		6
5.2 Debits.		6
5.3 Reports.		7

ARTICLE VI	DISTRIBUTION OF ACCOUNTS	7

6.1 General Distribution Provision.		7
6.2 Separation from Service.		7
6.3 Death.		7
6.4 Unforseeable Emergency Distribution.		7
6.5 Change in Control.		7
6.6 Installment Payments.		7
6.7 Distribution to Specified Employee.		8
6.8 Domestic Relations Order		8

ARTICLE VII	ADMINISTRATION OF PLAN	8

7.1 Authority of Administrator.		8
7.2 Expense Reimbursement		8
7.3 Duties		8
7.4 Claim for Benefits		9

ARTICLE VIII	MISCELLANEOUS PROVISIONS	10

8.1 Benefits Not Assignable.		10
8.2 General Assets/Unfunded Plan.		10

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8.3 Amendment and Termination of the Plan.	10
8.4 No Effect on Other Benefits.	11
8.5 Tax Withholding.	11
8.6 Indebtedness.	11
8.7 No Contract of Service Employment or Service.	11
8.8 Notice.	11
8.9 Governing Law.	11
8.10 Binding Effect.	11
8.11 Aggregation of Employers	11
8.12 Beneficiary Designation.	12
8.13 Section 409A	12

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NATIONAL COMMERCE CORPORATION

DEFERRAL OF COMPENSATION PLAN

ARTICLE I

PURPOSE AND ADOPTION OF PLAN

1.1 Adoption. National Commerce Corporation, an Alabama corporation (the “Company”), hereby establishes, effective as of February 28, 2012 (“Effective Date”), the National Commerce Corporation Deferral of Compensation Plan (the “Plan”).

1.2 Purpose. The Plan is designed to permit Eligible Individuals who contribute materially to the continued growth, development and future business success of the Company to elect to defer payment of certain forms of Deferrable Compensation. The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. Further, the Plan is intended to be a non-qualified “top-hat” plan of deferred compensation, as described under ERISA Sections 201(2), 301(a)(3) and 401(a)(1).

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Account” shall mean the account established and maintained by the Company for bookkeeping purposes to reflect the interest of a Participant or his or her Beneficiary in the Plan and may consist of subaccounts for different types of Deferrable Compensation deferred by the Participant. An Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant or his or her Beneficiary under this Plan.

2.2 “Administrator” shall mean the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Article VII hereof.

2.3 “Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company. For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

2.4 “Alternate Payee” shall be as defined in Section 6.8.

2.5 “Average Daily Balance” shall be as defined in Section 5.1.

2.6 “Beneficiary” shall mean any person, estate, trust, or organization designated by a Participant pursuant to Section 8.12, on a form provided by the Administrator for this purpose, to receive the Participant’s remaining Account balance under this Plan in the event of the Participant’s death prior to receiving complete payment of his or her Account.

2.7 “Board” shall mean the board of directors of the Company.

2.8 “Change in Control” shall mean (i) a change of ownership of the Company as defined in Regulation § 1.409A-3(i)(5)(v), (ii) a change in effective control of the Company as defined in Regulation § 1.409A-3(i)(5)(vi), or (iii) a the change in ownership of a substantial portion of the assets of the Company as defined in Regulation § 1.409A-3(i)(5)(vii).

2.9 “Claimant” shall be as defined in Section 7.6(a)(1).

2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor statute.

2.11 “Common Stock” shall mean shares of common stock of the Company, par value of $1.00 per share.

2.12 “Company” shall be as defined in Section 1.1, yet including any successor to substantially all of its business and/or assets which becomes bound by the terms and provisions of this Plan by agreement or operation of law.

2.13 “Deferrable Compensation” shall mean, as designated by the Board from time to time, any form of compensation to be paid by the Company or one of its Affiliates to an Eligible Individual which may include, but is not limited to, (i) grants made under the Company’s Equity Incentive Plan, or any subplan thereof, (ii) regular bonuses, (iii) incentive bonuses, and (iv) with respect to Eligible Directors, directors’ fees, but shall exclude salary or such other regular wages paid to Employees.

2.14 “Deferral Election” shall mean the Participant’s written election to defer all or a portion of his or her Deferrable Compensation pursuant to Articles III and IV below.

2.15 “Director” shall mean each member of the Board as well as each member of the board of directors of any Affiliate.

2.16 “DRO” shall be as defined in Section 6.8.

2.17 “Effective Date” shall be as defined in Section 1.1.

2.18 “Eligible Director” shall mean a Director whom the Board designates as eligible to participate in this Plan.

2.19 “Eligible Employee” shall mean an Employee whom the Board (i) determines is a member of a “select group of management or highly compensated employee” under ERISA Section 201(2), and (ii) designates as eligible to participate in this Plan.

2.20 “Eligible Individual” shall mean any Eligible Director or Eligible Employee.

2.21 “Employee” shall mean any person who is currently employed by the Company or any Affiliate of the Company.

2.22 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.23 “Fair Market Value” shall mean, with respect to a share of Common Stock (or a Common Stock equivalent, as applicable) for any purpose on a particular date, the value determined by the Administrator in good faith in accordance with Section 409A.

However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market

Value” shall mean, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, (ii) the last sale price on the relevant date quoted on the Nasdaq Capital Market, (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion, or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date but the shares are so listed, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur.

For all purposes under the Plan, the term “relevant date” as used in this Section 2.23 means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator’s discretion.

2.24 “Participant” shall mean an Eligible Individual who participates, or participated, in this Plan and has an Account balance. Unless otherwise indicated, references to a Participant also shall include a former Participant who no longer actively participates in the Plan, but has an Account balance.

2.25 “Performance-Based Compensation” shall generally mean compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months, as more specifically defined in Regulation § 1.409A-1(e). Organizational or individual performance criteria are considered preestablished if established in writing by not later than ninety (90) days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established.

2.26 “Plan” shall mean this National Commerce Corporation Deferral of Compensation Plan, as amended from time to time.

2.27 “Plan Year” shall mean the twelve (12) month period commencing January 1 and ending on the following December 31, except however the initial Plan Year shall be a short Plan Year commencing on February 28 and ending on the following December 31.

2.28 “Regulation” shall mean a regulation established under the Code of Federal Regulations, as may be amended from time to time.

2.29 “Section 409A” shall mean Code Section 409A and the Regulations or other authoritative guidance promulgated thereunder.

2.30 “Separation from Service” shall mean a Participant’s Separation from Service within the meaning of Regulation § 1.409A-1(h), excluding separation due to death.

2.31 “Specified Employee” shall mean, as set forth in Regulation § 1.409A-1(i), an employee of a company, any stock of which is publicly traded on an established securities market or otherwise, who, at anytime during the twelve (12) month period ending on December 31 of the Plan Year, is a key employee, as currently defined in Code Section 416(i)(1)(A)(i), (ii) or (iii) (without regard to Code Section 416(i)(5)) to mean, (i) an officer of the company having annual compensation greater than one-hundred sixty-five thousand dollars ($165,000) for 2012 (as adjusted under Code Section 416(i)(1)); (ii) a five-percent (5%) owner of the company; or (iii) a one-percent (1%) owner of the company having an annual compensation from the company of more than one-hundred and fifty-thousand dollars ($150,000). Any such employee shall be treated as a Specified Employee for the twelve (12) month period commencing the following April 1. A Specified Employee also shall be determined in accordance with Regulation § 1.409A-1(i)(6) and any Specified Employee policy that may be adopted by the Company.

2.32 “Trust” shall be as defined in Section 8.2.

2.33 “Unforeseeable Emergency” shall mean (i) a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)), (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, determined in accordance with Regulation § 1.409A-3(i)(3).

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Participation. Any Eligible Individual may elect to become a Participant by executing a Deferral Election on a form provided by the Administrator, pursuant to which he or she elects to defer Deferrable Compensation in accordance with Article IV below.

3.2 Modification of Eligibility Criteria. Subject to any Section 409A limitations, the Board may modify the eligibility requirements and rescind the eligibility of any Eligible Individual or Participant if necessary to insure that the Plan, with respect to Eligible Employees, is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under ERISA.

3.3 Discontinuance of Participation Upon a Separation from Service. In the event that a Participant experiences a Separation from Service, he or she may no longer actively participate in this Plan even if such Participant remains employed by the Company, unless such Participant is participating in the Plan as an Eligible Director.

ARTICLE IV

DEFERRALS

4.1 Participant Deferrals. In accordance with Section 4.3 below, an Eligible Individual may elect to defer Deferrable Compensation, with such deferred amount being credited to his or her Account under the Plan. In the event that an Eligible Individual elects to defer issuance or payment of Common Stock or Common Stock equivalents, the amount credited to the Participant’s Account at the time of the deferral shall be an amount equal to the number of shares of Common Stock or Common Stock equivalents to otherwise be issued/paid to the Participant multiplied by the Fair Market Value of each such share. Amounts credited to the Participant’s Account are always 100% vested.

Termination of participation in the Plan shall not affect Deferrable Compensation previously deferred by a Participant under the Plan.

4.2 Account. An Account shall be established for each Participant by the Company as of the effective date of such Participant’s initial Deferral Election. The Participant’s Account shall be credited, on a periodic basis as determined by the Administrator, with the Deferrable Compensation that he or she has deferred under the Plan as well as with any debits or credits in accordance with Section 5.1.

4.3 Timing and Effect of Deferral Election.

(a) Deferral Election – General Rule. Except as otherwise set forth herein or as otherwise set forth in Section 409A, an Eligible Individual must make a Deferral Election with respect to Deferrable Compensation no later than the first day of the month prior to the next succeeding Plan Year in which the services will be performed that give rise to the Deferrable Compensation (or such later date as the Administrator may determine, not to be later than the last day of the month prior to such next succeeding Plan Year) and shall be effective as of the first day of such succeeding Plan Year.

(b) First Year of Eligibility Deferral Election. Notwithstanding Section 4.3(a) above and subject to Section 8.11, with respect to an Eligible Individual’s first year of eligibility under the Plan, an Eligible Individual may make a Deferral Election with respect to amounts not yet earned within thirty (30) days after the date said Eligible Individual first became eligible to participate in the Plan. In the event a Deferral Election is made under this Section 4.3(b), but such Deferral Election is made after the beginning of a performance period (for example, a Deferral Election pertaining to a current year annual bonus), the Deferral Election must apply only to the Deferrable Compensation paid for services performed after the Deferral Election. For this purpose, a Deferral Election will be deemed to apply to Deferrable Compensation paid for services performed after the Deferral Election if it applies to no more than an amount equal to the total amount of the Deferrable Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the Deferral Election over the total number of days in the performance period.

(c) Initial Deferral Election with Respect to Performance-Based Compensation. Notwithstanding Section 4.3(a) above, with respect to Performance-Based Compensation, an Eligible Individual may make an initial Deferral Election on or before the date that is six (6) months before the end of the performance period, provided that the Eligible Individual performs services continuously from the later of (i) the beginning of the performance period or (ii) the date the performance criteria are established, through the date the Deferral Election is made, and provided further that in no event may such Deferral Election be made after such Performance-Based Compensation has become readily ascertainable (determined in accordance with Regulation § 1.409A-2(a)(8)).

(d) Permanency of Deferral Election.

(1) Eligible Employees. Except as otherwise provided herein, once a Deferral Election is made by an Eligible Employee for a particular award or bonus that is Deferrable Compensation, such Deferral Election (i) may not be changed, and (ii) shall apply only to the specific award or bonus deferred (and shall not apply to any similar award or bonus).

(2) Eligible Directors. In the event that an Eligible Director defers Directors’ fees that are Deferrable Compensation, such election shall remain in place for the Plan Year in which the services giving rise to the Deferrable Compensation are performed. Accordingly, a Deferral Election for Directors’ fees shall not run from one Plan Year to another; rather, a new Deferral Election shall be made for each Plan Year’s Directors’ fees in accordance with Section 4.3(a) above (or Section 4.3(c) above, if applicable). In the event there is no such Deferral Election made for a Plan Year, no fees will be deferred.

4.4 Cancellation of Deferral Election. Notwithstanding any other provisions of the Plan to the contrary, a Participant’s Deferral Election automatically shall be cancelled in the event that such cancellation is required pursuant to Regulation § 1.401(k)-1(d)(3) (e.g., if required when the Participant receives a hardship distribution under a 401(k) plan). In the event of a cancellation of a Deferral Election under this Section 4.4, any subsequent Deferral Election hereunder shall not be eligible for deferral under Section 4.3(b) above (i.e., such Deferral Election shall not be considered to be with respect to his or her first year of eligibility), but shall be eligible for deferral under Section 4.3(a) or as otherwise allowed under Section 409A.

4.5 Distribution Election – Form and Timing of Payments. Except as otherwise provided, at the time of each Deferral Election, the Participant shall elect the form of payment to be received and the timing of such payment on a form provided by the Administrator (which may be the same form as the Deferral Election form). All distributions shall be made in cash.

(a) Form of Payment. Subject to Article VI and Section 8.3, the form of payment for Deferrable Compensation subject to each Deferral Election must be either (i) a lump sum or (ii) substantially equal annual installments payable over a period not to exceed ten (10) years. In the event that a Participant fails to elect a form of payment, distribution shall be made in a lump sum. Different forms of payment may be elected with respect to Deferral Elections for each award, bonus or fee deferred.

(b) Timing of Payment. Subject to Article VI and Section 8.3, for Deferrable Compensation subject to each Deferral Election, a Participant must select a specific date on which to be paid, or begin payments, as applicable. In the event that a Participant fails to elect a time of payment, distribution shall be made within thirty (30) days of the earlier of a Change in Control or within thirty (30) days of the date of the Participant’s Separation from Service. Different times of payment may be elected with respect to Deferral Elections for each award, bonus or fee deferred.

(c) Permanency of Distribution Election. Once a distribution election is made for a particular award, bonus or fee that is Deferrable Compensation, such election (i) may not be changed, and (ii) only applies to the specific award, bonus or fee deferred (and shall not apply to any similar award, bonus, or fee).

ARTICLE V

CREDITING AND DEBITING OF ACCOUNTS

5.1 Interest Credit. Interest, at the rate described below, on the Average Daily Balance (computed as described below) shall be credited to the Account of each Participant as of the last day of each calendar month until the total balance in the Participant’s Account has been paid out in accordance with the provisions of Article VI hereof. The interest rate for each calendar month shall be the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points for the last business day of the immediately preceding calendar month as published in The Wall Street Journal. The “Average Daily Balance” shall be the quotient obtained by dividing the sum of the closing balance in the Account at the end of each calendar day in a calendar month by the number of days in such calendar month.

5.2 Debits. Each Account shall be debited by the amount of any distribution made to the Participant or his or her Beneficiary pursuant to this Plan.

5.3 Reports. At the end of each Plan Year (or on a more frequent basis as determined by the Administrator), a report may be issued to each Participant who has an Account setting forth the value of such Account.

ARTICLE VI

DISTRIBUTION OF ACCOUNTS

6.1 General Distribution Provision. Except as otherwise set forth herein, a Participant shall be paid or begin to be paid, as applicable, the balance in his or her Account within thirty (30) days of the date elected by the Participant pursuant to Section 4.5.

6.2 Separation from Service. Notwithstanding any Deferral Election by a Participant to be paid at a later date or in a different form, a Participant shall be paid any outstanding Account balance in a lump sum within thirty (30) days of the date of his or her Separation from Service.

6.3 Death. Notwithstanding any Deferral Election by a Participant to be paid at a later date or in a different form, upon the death of a Participant prior to payment of his or her entire Account, the Account balance shall be paid in a lump sum to the Beneficiary of the Participant within ninety (90) days of the Participant’s death.

6.4 Unforeseeable Emergency Distribution. In the event of an Unforeseeable Emergency, a Participant may make a written request to the Administrator for the distribution of all or any portion of his or her Account. The Administrator shall consider the relevant facts and circumstances of each such case and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested or to refuse to allow any distribution. In no event shall the aggregate amount of the distribution exceed the lesser of either (i) the Participant’s Account, or (ii) the amount determined by the Administrator to be reasonably necessary to satisfy the Participant’s Unforeseeable Emergency (which Unforeseeable Emergency may be considered to include any taxes due because of the distribution occurring under this Section 6.4). A distribution may not be made under this Section 6.4 to the extent that an Unforeseeable Emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, or liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship. A distribution may be made under this Section 6.4 only with the written consent of the Administrator and the distribution shall be made within thirty (30) days of the date that the Administrator determines that an Unforeseeable Emergency has occurred and has determined the proper amount of the distribution. If a Participant is receiving installment payments, he or she may still receive a distribution under this Section 6.4.

6.5 Change in Control. Notwithstanding any Deferral Election by a Participant to be paid at a later date or in a different form, a Participant shall be paid any outstanding Account balance in a lump sum within thirty (30) days of the date of a Change in Control.

6.6 Installment Payments. If a benefit is to be paid in installments pursuant to Section 4.5(a), the amount of each installment to be paid during the calendar year in which payment begins shall be equal to (i) the total amount payable to the Participant as of his or her first payment date divided by (ii) the total number of installment payments to be made. As of each anniversary date following the first payment date of each subsequent calendar year during the installment payment period, the amount of each installment to be paid during such calendar year shall be recalculated, and shall be equal to (i) the remaining amount payable to the Participant as of such anniversary date divided by (ii) the number of installment payments remaining to be made during and after such subsequent calendar year. The final installment payment shall be equal to the remaining amount payable to the Participant which was subject to the installment payment election.

6.7 Distribution to Specified Employee. Notwithstanding any other provision of the Plan to the contrary, to the extent that a Participant is a Specified Employee and the Participant’s Separation from Service is for any reason other than death, distributions may not be made before the date which is six (6) months after the date of the Separation from Service. Payments to which the Participant would otherwise be entitled during such 6-month period shall be accumulated and paid in a lump sum on the first day of the seventh month after the date of his or her Separation from Service.

6.8 Domestic Relations Order. Notwithstanding the foregoing or any provision of the Plan to the contrary, in the event that a domestic relations order (“DRO”), as defined in Code Section 414(p)(1)(B), requires an acceleration of the time or schedule of a payment to an individual other than the Participant (“Alternate Payee”), the payment shall be made to the Alternate Payee as soon as administratively practicable after the Administrator approves such DRO, to the extent permitted under Regulation § 1.409A-3(j)(4)(ii). In no event shall a DRO alter the time or form of payment with respect to the Participant. The Alternate Payee shall be subject to withholding and liable for any taxes resulting from a distribution under this Section 6.8 in accordance with applicable law and Internal Revenue Service guidance.

ARTICLE VII

ADMINISTRATION OF PLAN

7.1 Authority of Administrator. The Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. It shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such rules and policies as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of the Plan, and shall be the agent for the service of process. The Administrator shall not receive any compensation for its services.

7.2 Expense Reimbursement. The Administrator shall be reimbursed by the Company for any reasonable expenses incurred by it in the fulfillment of its duties. Such expenses shall include any expenses incident to its functioning, including, but not limited to, fees of accountants, counsel, actuaries, and other specialists, and other costs of administering the Plan.

7.3 Duties.

(a) The Administrator shall be responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its functions. The Administrator shall review the work and performance of each such appointee, and shall have the right to remove any such appointee from his or her position.

(b) The Administrator shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan, which will include records of each Participant’s deferral and payment elections with respect to each deferred award, bonus and/or fees, each of which may have a different timing and form of payment. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board and by persons designated thereby.

(c) The Administrator shall take all steps necessary to ensure that the Plan complies with applicable law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants’ records; withholding of applicable taxes and filing of all required tax forms and returns; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from the Company; and doing such other acts necessary for the proper administration of the Plan. The Administrator shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Administrator shall notify the Company upon its request of any action taken by it, and when required, shall notify any other interested person or persons.

7.4 Claims for Benefits.

(a) Claims Procedure.

(1) A claim for any benefit shall be made in writing to the Administrator. The Administrator may require the Claimant (the filer of a claim is referred to as a “Claimant”) to furnish such information as may reasonably be needed to reach a decision regarding the claim.

(2) To the extent that an adverse benefit determination (a denial) is made with respect to a claim, the Administrator shall provide the Claimant with written notice of the adverse benefit determination that sets forth: (i) the specific reason(s) for the adverse determination, (ii) a reference to the Plan provisions on which the determination is based, (iii) a description of any additional information necessary to perfect the claim and an explanation of why such information is necessary, and (iv) a description of the claims review procedure under Section 7.4(b) and the applicable time limits, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502 following an adverse benefit determination on review.

(3) Written notice of a denial shall be provided to the Claimant not later than ninety (90) days after the Plan’s receipt of the Claimant’s claim. If an extension of time for processing the claim is required due to special circumstances, the Administrator shall provide written notice of the extension to the Claimant prior to the termination of the initial 90-day period that indicates the special circumstances and the date by which the Administrator expects to render a decision. In no event shall such an extension exceed ninety (90) days from the end of the initial 90-day period.

(4) The period of time within which a benefit determination is required to be made shall begin at the time a claim is filed, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(b) Claims Review Procedure.

(1) A Claimant may, within sixty (60) days following receipt of an initial adverse benefit determination issued under Section 7.4(a), appeal in writing to the Administrator to request a review. The Administrator shall allow the Claimant the opportunity to submit written comments, documents, and records and shall take into account all such information submitted by the Claimant, regardless of whether such information was considered in making the initial benefit determination. Upon request and free of charge, the Claimant shall be provided reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim.

(2) The Administrator shall provide to the Claimant written notification of the benefit determination on review that sets forth: (i) the specific reason(s) for the adverse determination, (ii) a reference to the specific Plan provisions on which the determination is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim, and (iv) a statement of the Claimant’s right (other than a Claimant that is a non-Employee Director) to bring a civil action under ERISA Section 502.

(3) Written notice of a benefit determination on review shall be provided to the Claimant not later than sixty (60) days after the Plan’s receipt of the Claimant’s request for review of the adverse benefit determination. If special circumstances require an extension of time for processing the claim, the Administrator shall provide written notice of the extension to the Claimant prior to the termination of the initial 60-day period that indicates the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision. In no event shall an extension exceed a period of sixty (60) days from the end of the initial 60-day period.

(4) The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. However, in the event that a period of time is extended due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the extension notice is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1 Benefits Not Assignable. Neither the Participant, his or her Beneficiary, nor his or her legal representative shall have any rights to commute, sell, assign, transfer, place a lien or other encumbrance upon, or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign, transfer or otherwise encumber the right to payments under this Plan shall be void and have no effect.

8.2 General Assets/Unfunded Plan. The assets from which Participant’s benefits shall be paid shall at all times be subject to the claims of the creditors of the Company; and a Participant shall have no right, claim or interest to any specific assets. The Company shall not be obligated to fund its liabilities under the Plan. Notwithstanding the foregoing, the Company may establish a grantor trust (“Trust”) or purchase investments to assist in meeting its obligations hereunder; provided, however, that in no event shall any Participant have any interest in such Trust or investments other than as an unsecured general creditor of the Company. Further, the Company may purchase a life insurance policy on the life of any Participant in the Plan, and such Participant shall cooperate with such purchase by undergoing a medical examination or taking such other action as may be necessary to put such insurance into effect.

8.3 Amendment and Termination of the Plan. Subject to Section 8.13, the Plan may be amended, modified, or terminated by the Board in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to benefits under the Plan arising or existing prior to such amendment, modification, or termination.

Notwithstanding the foregoing, the Board, in its sole discretion, may amend or modify the Plan as is necessary to comply with law, maintain the rights of the Plan as a “top hat” plan of deferred compensation, as described under ERISA Sections 201(2), 301(a)(3) and 401(a)(1), or to preserve the favorable tax treatment of one or more Accounts under the Plan, each as determined in the sole discretion of the Board. Notwithstanding any provisions of the Plan to the contrary, if the Board terminates the Plan, Accounts may be paid only if done so in accordance with Regulation § 1.409A-3(j)(4)(ix). Except as otherwise provided for herein or as allowed under Section 409A, no payment of any Account may be accelerated or delayed.

8.4 No Effect on Other Benefits. It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he or she may be eligible, whether funded or unfunded, by reason of his of her employment with or provisions of services to the Company or an Affiliate.

8.5 Tax Withholding. The Company shall deduct from each payment under the Plan the amount of any tax (whether federal, state or local income taxes, Social Security taxes, Medicare or other taxes) required by any governmental authority to be withheld and paid by the Company to such governmental authority for the account of the person entitled to such distribution.

8.6 Indebtedness. Anytime in which all or a portion of a Participant’s Account becomes payable hereunder, such amount may be offset by the amount of any debt owed to the Company, so long as the debt is incurred in the ordinary course of the employment or service relationship, the entire amount of any reduction in the Participant’s taxable year does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Company.

8.7 No Contract of Employment or Service. No provision of this Plan shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, and modify, whether or not for cause, the employment or service relationship of the Participant and the Company.

8.8 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid. The date of such mailing shall be deemed the date of notice, consent or demand. With respect to a Participant, any notice, consent or demand shall be addressed to the Participant’s last known address as shown on the records of the Company. With respect to the Company, Administrator or the Board, any notice, consent or demand shall be addressed to 5 Inverness Center Parkway, Birmingham, Alabama 35242. Any party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

8.9 Governing Law. To the extent state law is not preempted by ERISA, this Plan, and all rights hereunder, shall be governed by and construed in accordance with the laws of the State of Alabama, without regard to or application of the principles of conflicts of laws thereof.

8.10 Binding Effect. This Plan shall be binding upon the Company, its assigns, and any successor which shall succeed to substantially all of its assets and business through merger, consolidation or acquisition, as well as upon the Participants, their heirs and Beneficiaries.

8.11 Aggregation of Employers/Plans. To the extent required under Section 409A, if the Company is a member of a controlled group of corporations or a group of trades or businesses under common control (as described in Code Section 414(d) or (c)), all members of the group shall be treated as a single company for purposes of determining whether a Separation from Service has occurred and for any other purpose under the Plan as required by Section 409A. Similarly, to the extent required under Section 409A, this Plan shall be aggregated with other similar plans (e.g., for purposes of determining the applicability of the “First Year of Eligibility Election” rules under Section 4.3(b)).

8.12 Beneficiary Designation. A Participant may designate a Beneficiary(ies) (which Beneficiary may be an entity other than a natural person) to receive any payments that may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made on a form approved provided by the Administrator and shall not be effective until received by the Administrator. If no Beneficiary has been named, or the designated Beneficiary(ies) shall have predeceased the Participant, the Beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, then the Participant’s estate. If the Participant designates more than one Beneficiary, the rights of such Beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

8.13 Section 409A. The Plan is intended to comply with Section 409A. Notwithstanding any provision of this Plan to the contrary, the Company reserves the right to amend the Plan as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, the Participant (or his or her Beneficiary, as applicable) shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or Beneficiary in connection with the Plan (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall be liable for any such taxes or penalties or have any obligation to indemnify or otherwise hold anyone harmless from any or all such taxes or penalties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Plan has been executed as of this 28th day of February 2012.

NATIONAL COMMERCE CORPORATION

By:	/s/ Richard Murray, IV

Its:	President and Chief Operating Officer